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EXHIBIT 5.1


                   [SHUMAKER, LOOP & KENDRICK, LLP LETTERHEAD]


                                November 21, 2003


Oragenics, Inc.
12085 Research Drive
Alachua, Florida  32615

         Re: Registration Statement on Form S-8

Sir or Madam:

         We have assisted Oragenics, Inc., a Florida corporation (the "Company") in connection with the preparation and filing of its Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended (the "Act"), for the registration of an aggregate of 1,000,000 shares of the common stock of the Company, par value $.001 per share (the "Shares"), issuable under the Company's 2002 Stock Incentive Plan, (the "Plan").

         In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

         We assume that the appropriate action, if required, will be taken to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         Based upon the foregoing, it is our opinion that the Shares have been duly authorized for issuance and when issued, delivered and paid for in accordance with the terms and conditions of the Plan, the Shares will be legally issued, fully paid and nonassessable.

         We are admitted to practice in the State of Florida. This opinion letter is limited to the laws of the State of Florida, and the federal laws of the United States of America as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

         The undersigned hereby consents to the filing this opinion as Exhibit
5.1 to the Registration Statement on Form S-8 and to the use of its name in the Registration Statement. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,


                                       /s/ Shumaker, Loop & Kendrick, LLP
                                       SHUMAKER, LOOP & KENDRICK, LLP